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                                                                      EXHIBIT 16

                                                     Direct Line: (604) 443-4706
                                                E-mail:ddjersey@vancouver.bdo.ca

June 26, 1998




Securities and Exchange Commission
Washington, DC 20549 USA




Dear Sirs:

RE: Pinnacle Oil International Inc.

We have reviewed the information contained in Item 4 to the Registration Statement on Form 10 and we do not disagree with the information contained in
Item 14 relating to BDO Dunwoody.

Yours truly,




Chartered Accountants

DdJ/ap